CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the use in this Registration Statement on Form N-14 (the "Registration Statement") of Franklin Money Fund (the "Money Fund") of our report dated August 10, 2005, relating to the financial statements and financial highlights which appear in the June 30, 2005 Annual Report to Shareholders of Franklin Money Fund, which appears in such Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in the prospectus and statement of additional information, as included in the N-1A registration statement of the Money Fund dated November 1, 2005, which also appear in the Registration Statement.

We hereby consent to the incorporation by reference of our report dated August 10, 2005, relating to the financial statements and financial highlights which appear in the June 30, 2005 Annual Report to Shareholders of Franklin Federal Money Fund, and to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in the prospectus and statement of additional information, as included in the N-1A registration statement of the Franklin Federal Money Fund dated November 1, 2005, which have been incorporated by reference in the Registration Statement.


/s/ PricewaterhouseCoopers LLP

San Francisco, California
May 18, 2006